Exhibit 99.01

Neuralstem Announces Plan of Reorganization to Further Align Business with Strategic Intent

GERMANTOWN, Md., May 20, 2016 -- Neuralstem, Inc. (Nasdaq: CUR), a biopharmaceutical company focused on the development of central nervous system therapies based on its neural stem cell technology, announced a corporate reorganization to further align the company’s resources on advancing the NSI-189 neurogenic small molecule program, currently in a Phase 2 clinical trial for the treatment of major depressive disorder, and to continue to pursue collaborations for the NSI-566 stem cell therapy program that will expedite clinical development.

“This reorganization is necessary to efficiently allocate our resources on the company’s refocused strategy thereby creating value for all stakeholders,” said Rich Daly, Neuralstem CEO. “Taking these steps will enable us to continue to execute on our clinical development plan for NSI-189 while retaining our core proprietary stem cell technology. Additionally, I would like to express my gratitude to those members of our team affected by the action. Our entire team has worked with passion to develop therapeutic alternatives for people suffering with challenging CNS afflictions. We are proud of the work they have done to bring hope and answers to patients, their families and caregivers.”

Neuralstem announced the implementation of a refocused clinical and corporate strategy in January 2016. The company’s refocused strategy emphasizes its commitment to prioritize the small molecule platform, undertake business development efforts to secure alternative funding and partnerships for its stem cell assets and to enhance the company’s visibility in the capital markets. Accordingly, the corporate reorganization includes a workforce reduction across all divisions that will result in significantly lower operating expenses while retaining the expertise needed to implement the company’s refocused strategy.

About Neuralstem

Neuralstem's patented technology enables the commercial-scale production of multiple types of central nervous system stem cells, which are being developed as potential therapies for multiple central nervous system diseases and conditions.

Neuralstem's ability to generate neural stem cell lines from human hippocampus, which were used for systematic chemical screening for neurogenesis effect, has led to the discovery and patenting of molecules that Neuralstem believes may stimulate the brain's capacity to generate new neurons, potentially reversing pathophysiologies associated with certain central nervous system (CNS) conditions.

The Company has completed Phase 1a and 1b trials evaluating NSI-189, its first neurogenic small molecule product candidate, for the treatment of major depressive disorder or MDD, and is currently conducting a Phase 2 efficacy study for MDD.

Neuralstem's first stem cell product candidate, NSI-566, a spinal cord-derived neural stem cell line, is under development for treatment of amyotrophic lateral sclerosis (ALS). Neuralstem has completed two clinical studies, in a total of thirty patients, which met primary safety endpoints.  In addition to ALS, NSI-566 is also in a Phase 1 study to treat paralysis due to chronic spinal cord injury, as well as in a Phase 1 study to treat paralysis from ischemic stroke.

Cautionary Statement Regarding Forward Looking Information:

This news release contains "forward-looking statements" made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and may often be identified by words such as "expect," "anticipate," "intend," "plan," "believe," "seek" or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Specific risks and uncertainties that could cause our actual results to differ materially from those expressed in our forward-looking statements include risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Neuralstem's periodic reports, including the Annual Report on Form 10-K for the year ended December 31, 2015, and Form 10-Q for the three months ended March 31, 2016, filed with the Securities and Exchange Commission (SEC), and in other reports filed with the SEC.

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Contact:

Neuralstem – Investor Relations:

Danielle Spangler

301.366.1481

Planet Communications - Media Relations:

Deanne Eagle

917.837.5866